UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 7, 2013

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation or
organization)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01          Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On February 7, 2013, Arch U.S. MI Services Inc., a Delaware corporation (the “PMI Purchaser”) and a wholly-owned subsidiary of Arch Capital Group Ltd. (“ACGL”), and Arch Capital Group (U.S.) Inc., a Delaware corporation and a wholly-owned subsidiary of ACGL (the “Purchaser Parent”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with the Receiver of PMI Mortgage Insurance Co. in Rehabilitation (the “Receiver”), on behalf of PMI Mortgage Insurance Co., an Arizona stock insurance corporation (“PMI”), pursuant to which, upon the terms and subject to the conditions of the Asset Purchase Agreement, the PMI Purchaser agreed to purchase from PMI:  (i) certain assets of PMI, including certain intellectual property owned by, or licensed to, PMI and certain hardware and other information technology assets and contractual rights comprising PMI’s information technology platform, as well as certain leases, personal property, books and records, data and other assets, as set forth in the Asset Purchase Agreement (collectively, the “Purchased Assets”) and (ii) all of the issued and outstanding shares of common stock (the “PMAC Shares”) of PMI Mortgage Assurance Co., an Arizona corporation and a wholly-owned subsidiary of PMI.

As aggregate consideration for the PMAC Shares and the Purchased Assets, the PMI Purchaser will assume certain liabilities and will pay to PMI an amount equal to $90.0 million.  The PMI Purchaser has deposited with an escrow agent an amount in cash equal to $4.25 million (the “APA Deposit”), which is to be held by the escrow agent in trust and delivered to the PMI Purchaser in the event (i) the Arizona Superior Court, Maricopa County, in Case Number CV 2011—018944 (the “Court”) has not approved the transactions contemplated by the Asset Purchase Agreement pursuant to the sale order described in the Asset Purchase Agreement on or prior to the earlier of, subject to certain possible extensions, (A) the date that is 120 days from the date of the first Court hearing to seek approval of the transactions and (B) August 15, 2013 or (ii) the Asset Purchase Agreement is terminated for any reason other than the PMI Purchaser’s material breach.  If the APA Deposit is to be released to the PMI Purchaser, it shall be paid to the PMI Purchaser  in accordance with the procedures set forth in the escrow agreement.  If the closing occurs, and the APA Deposit has not been returned to the Purchaser in accordance with the terms of the Asset Purchase Agreement, the APA Deposit will be released to PMI and credited against the purchase price. If the Asset Purchase Agreement is terminated as a result of the PMI Purchaser’s material breach, the APA Deposit will be released to PMI.

On the closing date, the PMI Purchaser will deposit with the escrow agent, pursuant to the terms of an indemnification escrow agreement, a portion of the purchase price equal to $10.0 million, which amount shall be held by the escrow agent in accordance with the Asset Purchase Agreement and the indemnification escrow agreement to secure indemnification obligations of PMI under the Asset Purchase Agreement.

The Asset Purchase Agreement contains customary covenants of PMI, including, among others, PMI’s covenant to operate PMI’s business in the ordinary course of business consistent with past practice between the execution of the Asset Purchase Agreement and the closing of the transactions contemplated thereby.  Significant other covenants of PMI include (i) providing access to properties and records and maintaining confidentiality, (ii) not taking certain actions without the consent of the PMI Purchaser, (iii) obtaining requisite consents from third parties required in order to assign and transfer the Purchased Assets, (iv) taking actions necessary in relation to the parties’ obtaining required consents from regulatory authorities and government-sponsored entities, (v) terminating affiliate transactions and (vi) not soliciting acquisition proposals, subject to certain exceptions to permit the Receiver to comply with its fiduciary duties, as described in the Asset Purchase Agreement.

The Asset Purchase Agreement contains certain covenants of the PMI Purchaser, including, among others, (i) making certain employment offers, effective as of immediately following the closing date, to specified employees of PMI, (ii) providing certain access to records and cooperating with PMI following closing and (iii) taking actions necessary in relation to obtaining required consents from regulatory authorities and government-sponsored entities, including actions necessary in relation to obtaining consents required in relation to the transactions contemplated by the Stock Purchase Agreement (the “CMG Stock Purchase Agreement”) entered into concurrently with the Asset Purchase Agreement among Arch U.S. MI Holdings Inc., the Purchaser Parent, the Receiver, on behalf of PMI, and CMFG Life Insurance Company, formerly known as CUNA Mutual Insurance Society, and CMG Mortgage Insurance Company.  The terms of the CMG Stock Purchase Agreement are described below under “Stock Purchase Agreement.”

PMI and the PMI Purchaser make customary representations and warranties in the Asset Purchase Agreement, which survive the closing and generally terminate eighteen months thereafter.  PMI and the PMI Purchaser agree to indemnify one another for breaches of their respective warranties and covenants subject to terms and limitations described in the Asset Purchase Agreement.

The Asset Purchase Agreement may be terminated under certain circumstances, including (i) the parties’ mutual agreement, (ii) the non-terminating party’s material uncured breach of the Asset Purchase Agreement, (iii) the failure of the closing to occur within twelve months following the execution of the Asset Purchase Agreement or (iv) PMI’s entry into an agreement for a “superior proposal.”  In the event that either the PMI Purchaser or PMI terminates the Asset Purchase Agreement in connection with PMI’s entry into an agreement to effect a “superior proposal,” PMI shall pay the PMI Purchaser a break-up fee equal to $3.1 million within two business days of such termination.

In connection with the closing of the transactions contemplated by the Asset Purchase Agreement, (i) the PMI Purchaser expects to hire a substantial majority of PMI’s employees, (ii) PMI and the PMI Purchaser will enter into an agreement pursuant to which the PMI Purchaser (or an affiliate of the PMI Purchaser) will provide certain support services to PMI for the runoff of PMI’s legacy insurance portfolio, (iii) PMI and an affiliate of the PMI Purchaser will enter into a quota share reinsurance agreement pursuant to which such affiliate of the PMI Purchaser, as the reinsurer, will agree to provide 100% quota share indemnity reinsurance to PMI for all certificates of insurance that were issued by PMI between and including January 1, 2009 and December 31, 2011 that are not in default as of the closing date and that are not subject to lender captive reinsurance arrangements, and PMI will be paid an upfront $90 million ceding commission at closing, and (iv) the PMI Purchaser and PMI’s affiliate, PMI Plaza LLC, will enter into a lease pursuant to which the PMI Purchaser will lease a portion of PMI’s facilities in Walnut Creek, California.

The transaction contemplated by the Asset Purchase Agreement, which is currently expected to close during 2013, is subject to certain closing conditions, including, among others, (i) expiration or early termination of the waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (ii) approval of the transaction by the Court, (iii) the closing of the transactions contemplated by the CMG Stock Purchase Agreement, (iv) the receipt of consents of certain contractual counterparties and (v) at least 70% of all specified business employees accepting offers of employment with the PMI Purchaser.

Pursuant to the Asset Purchase Agreement, the Purchaser Parent guaranteed to PMI the due and punctual payment and performance of each of the PMI Purchaser’s obligations under the Asset Purchase Agreement.

Stock Purchase Agreement

Simultaneously with the execution of the Asset Purchase Agreement, Arch U.S. MI Holdings Inc., a wholly-owned subsidiary of ACGL (the “CMG Purchaser”), and Purchaser Parent entered into the CMG Stock Purchase Agreement with the Receiver, on behalf of PMI, CMFG Life Insurance Company, formerly known as CUNA Mutual Insurance Society, an Iowa corporation (“CUNA Mutual” and, together with PMI, the “CMG Sellers” and each individually, a “CMG Seller”), and CMG Mortgage Insurance Company, a Wisconsin insurance company (“CMG MI”), pursuant to which, upon the terms and subject to the conditions of the CMG Stock Purchase Agreement, the CMG Purchaser agreed to purchase from the CMG Sellers all of the issued and outstanding shares of capital stock of CMG MI and CMG Mortgage Assurance Company, a Wisconsin insurance company (“CMG MA”) (together, the “CMG Shares”).  CMG MI, CMG MA and CMG MA’s wholly-owned subsidiary, CMG Mortgage Reinsurance Company, a Wisconsin insurance company (“CMG Re”), are referred to collectively as the “CMG Companies.”

As aggregate consideration for the CMG Shares, on the closing date, the CMG Purchaser will pay to the CMG Sellers an amount (the “Closing Date Payment”) equal to a percentage of the estimated book value of the CMG Companies as of the end of the month ending prior to closing, as determined in accordance with terms of the CMG Stock Purchase Agreement.  Pursuant to such provision, it is currently estimated that the CMG Purchaser will pay to the CMG Sellers  approximately $120 million at closing.  The Closing Date Payment is subject to adjustment in the manner described in the CMG Stock Purchase Agreement in the event that the CMG Sellers contribute capital to the CMG Companies prior to closing.  In addition to the Closing Date Payment, the CMG Sellers are also entitled to certain deferred consideration payments.  Such deferred consideration payments, which are to be made in installments over an agreed upon period following the closing, will be determined based upon the performance of the CMG Companies’ portfolio of insurance policies in force as of closing, as described in the CMG Stock Purchase Agreement.

The CMG Purchaser has deposited with an escrow agent an amount in cash equal to $6.0 million (the “SPA Deposit”), which is to be held by the escrow agent in trust and delivered to the CMG Purchaser in the event (i) the Court has not approved the transactions contemplated by the CMG Stock Purchase Agreement pursuant to the sale order described in the CMG Stock Purchase Agreement on or prior to the earlier of, subject to certain possible extensions, (A) the date that is 120 days from the date of the first Court hearing to seek approval of the transactions and (B) August 15, 2013 or (ii) the CMG Stock Purchase Agreement is terminated for any reason other than the CMG Purchaser’s material breach.  If the SPA Deposit is to be released to the CMG Purchaser, it shall be paid to the CMG Purchaser in accordance with the procedures set forth in the escrow agreement.  If the closing occurs, and the SPA Deposit has not been returned to the Purchaser in accordance with the terms of the CMG Stock Purchase Agreement, the SPA Deposit will be released to the CMG Sellers and credited against the purchase price.  If the CMG Stock Purchase Agreement is terminated as a result of the CMG Purchaser’s material breach, the SPA Deposit will be released to the CMG Sellers.

On or prior to the closing date, the CMG Purchaser will deposit with the escrow agent, pursuant to the terms of an indemnification escrow agreement, a portion of the Closing Date Payment equal to $20.0 million, which amount shall be held by the escrow agent in accordance with the CMG Stock Purchase Agreement and the indemnification escrow agreement to secure indemnification obligations of the CMG Sellers under the CMG Stock Purchase Agreement.

The CMG Stock Purchase Agreement contains customary covenants of the CMG Sellers, including, among others, the CMG Sellers’ covenant to operate the business of the CMG Companies in the ordinary course of business consistent with past practice between the execution of the CMG Stock Purchase Agreement and the closing of the transactions contemplated thereby.  Significant other covenants of the CMG Sellers include (i) providing access to properties and records and maintaining confidentiality, (ii) not taking certain actions without the consent of the CMG Purchaser, (iii) obtaining requisite consents from third parties required in order to consummate the transactions contemplated by the CMG Stock Purchase Agreement, (iv) taking actions necessary in relation to the parties’ obtaining required consents from regulatory authorities and government-sponsored entities, (v) terminating affiliate transactions and joint ventures and (vi) not soliciting acquisition proposals, subject to certain exceptions to permit the Receiver and CUNA Mutual to comply with their fiduciary duties, as described in the CMG Stock Purchase Agreement.

                The CMG Stock Purchase Agreement contains certain covenants of the CMG Purchaser, including, among others (i) providing certain access to records and cooperating with the CMG Sellers following closing, (ii) refraining from taking certain actions relating to the CMG Companies’ pre-closing policy portfolio during the period over which the deferred consideration payments are determined, as described in the CMG Stock Purchase Agreement and (iii) taking actions necessary in relation to obtaining required consents from regulatory authorities and government-sponsored entities.  In connection with obtaining such consents of regulatory authorities and government-sponsored entities, it is anticipated that the CMG Purchaser or its affiliates will be required to make certain financial commitments to the CMG Companies, the form and amount of which will be determined based upon discussions with such authorities.  The CMG Purchaser’s obligation to the CMG Sellers to accept financial requirements imposed by regulatory authorities and government-sponsored entities will be determined on the basis of, among other things, the appropriateness of such requirements in light of the CMG Purchaser’s business plan and the consistency of such requirements with those imposed on other active participants in the U.S. mortgage insurance industry, as described in the CMG Stock Purchase Agreement.

                Each CMG Seller and the CMG Purchaser make customary representations and warranties in the CMG Stock Purchase Agreement, which survive the closing and generally terminate eighteen months thereafter.  The CMG Sellers, on the one hand, and the CMG Purchaser, on the other hand, agree to indemnify one another for breaches of their respective warranties and covenants subject to terms and limitations described in the CMG Stock Purchase Agreement.

The CMG Stock Purchase Agreement may be terminated under certain circumstances, including (i) the parties’ mutual agreement, (ii) the non-terminating party’s material uncured breach of the CMG Stock Purchase Agreement, (iii) the failure of the closing to occur within twelve months following the execution of the CMG Stock Purchase Agreement, or (iv) the CMG Sellers’ entry into an agreement for a “superior proposal.”  In the event that either the CMG Purchaser or the CMG Sellers terminate the CMG Stock Purchase Agreement in connection with the CMG Sellers’ entry into an agreement to effect a “superior proposal,” CMG MI shall pay the CMG Purchaser a break-up fee equal to $4.9 million within two business days of such termination.

In connection with the closing of the transactions contemplated by the CMG Stock Purchase Agreement, it is anticipated that (i) CMG MI and an affiliate of CUNA Mutual will enter into a quota share reinsurance agreement, pursuant to which such affiliate of CUNA Mutual will provide indemnity reinsurance to CMG MI and (ii) CUNA Mutual, CMG MI and ACGL will enter into a distribution services agreement pursuant to which CUNA Mutual will provide certain marketing support services in connection with the offering of CMG MI insurance products to credit unions.

The transaction contemplated by the CMG Stock Purchase Agreement, which is currently expected to close during 2013, is subject to certain closing conditions, including, among others, (i) expiration or early termination of the waiting period required by the HSR Act, (ii) approval of the transaction by the Court, (iii) the receipt of certain approvals of regulatory authorities and government-sponsored entities and (iv) the closing of the transactions contemplated by the Asset Purchase Agreement.

The Purchaser Parent guaranteed to the CMG Sellers the due and punctual payment and performance of each of the CMG Purchaser’s obligations under the CMG Stock Purchase Agreement.

Subject to approvals by applicable regulatory authorities and government-sponsored entities, an affiliate of the CMG Purchaser will provide quota share reinsurance to CMG MI through a reinsurance agreement that will become effective prior to the closing.

The foregoing descriptions of the Asset Purchase Agreement and the CMG Stock Purchase Agreement (together, the “Agreements” and, individually, an “Agreement”) do not purport to be complete and are subject to, and are qualified in their entirety by, reference to the full and complete terms of the Agreements that are attached hereto as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and which are incorporated into this Item 1.01 by reference.

Each Agreement has been included to provide security holders with information regarding its items.  The Agreements are not intended to provide any other any other factual information about ACGL and its affiliates or the CMG Sellers and their affiliates.  The Agreements contain representations and warranties by each of the parties to the Agreements.  These representations and warranties were made solely for the benefit of the other parties to the Agreements and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating risk among the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Agreements by disclosures that were made to the other parties in connection with the negotiation of the applicable agreement, (iii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to security holders and (iv) were made only as of the date of the Agreements or such other date or dates as may be specified in the Agreements.  Security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of ACGL and its affiliates or the CMG Sellers and their affiliates.

 ITEM 7.01          OTHER EVENTS.

On February 8, 2013, ACGL issued a press release announcing execution of the Asset Purchase Agreement, the CMG Stock Purchase Agreement and the related agreements described above in Item 1.01.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that section, nor shall it be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit No.	Description

10.1

Asset Purchase Agreement, dated as of February 7, 2013, by and among the Receiver of PMI Mortgage Insurance Co. in Rehabilitation on behalf of PMI Mortgage Insurance Co., Arch U.S. MI Services Inc. and Arch Capital Group (U.S.) Inc.

10.2

Stock Purchase Agreement, dated as of February 7, 2013, by and among the Receiver of PMI Mortgage Insurance Co. in Rehabilitation on behalf of PMI Mortgage Insurance Co., CMFG Life Insurance Company, CMG Mortgage Insurance Company, Arch U.S. MI Holdings Inc. and Arch Capital Group (U.S.) Inc.

99.1	Press Release issued by Arch Capital Group Ltd. on February 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: February 8, 2013	By:	/s/ W. Preston Hutchings
		Name:	W. Preston Hutchings
		Title:	Senior Vice President and Chief Investment Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Asset Purchase Agreement, dated as of February 7, 2013, by and among the Receiver of PMI Mortgage Insurance Co. in Rehabilitation on behalf of PMI Mortgage Insurance Co., Arch U.S. MI Services, Inc. and Arch Capital Group (US) Inc.

10.2

Stock Purchase Agreement, dated as of February 7, 2013, by and among the Receiver of PMI Mortgage Insurance Co. in Rehabilitation on behalf of PMI Mortgage Insurance Co., CMFG Life Insurance Company, CMG Mortgage Insurance Company, Arch U.S. MI Services, Inc. and Arch Capital Group (US) Inc.

99.1	Press Release issued by Arch Capital Group Ltd. on February 8, 2013.